UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

M EVO GLOBAL ACQUISITION CORP II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43089	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2727 LBJ Freeway, Suite 1010, Farmers Branch, TX 75234

(Address of principal executive offices, including zip code)

(214) 775-0614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	MEVOU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	MEVO	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MEVOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen M. Silver, as Chief Executive Officer, Chair and Director

On September 9, 2026, Stephen M. Silver notified the Board of Directors (the “Board”) of M Evo Global Acquisition Corp II (the “Company”) of his resignation from his positions as Chief Executive Officer (principal executive officer) of the Company, Chairman of the Board and as a member of the Board, effective immediately.

Mr. Silver’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Ashley Zumwalt-Forbes as Chief Executive Officer and Chair

On September 9, 2026, the Board appointed Ashley Zumwalt-Forbes to serve as Chief Executive Officer (principal executive officer) of the Company and elected her as Chair of the Board, in each case effective concurrently with Mr. Silver’s resignation. Ms. Zumwalt-Forbes will continue to serve as the Company’s Chief Operating Officer and as a member of the Board.

Ms. Zumwalt-Forbes, age 36, has served as the Company’s Chief Operating Officer since August 2025 and has served as a director of the Company since December 2025. The information concerning Ms. Zumwalt-Forbes’s business experience set forth under “Management—Officers and Directors” in the Company’s prospectus dated January 29, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2026, is incorporated herein by reference.

There are no family relationships between Ms. Zumwalt-Forbes and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Zumwalt-Forbes and any other person pursuant to which she was appointed as Chief Executive Officer.

Ms. Zumwalt-Forbes is a managing member and member of Evolution Sponsor Holdings LLC II (the “Sponsor”) and holds membership interests in the Sponsor. John Charles Forbes II, Ms. Zumwalt-Forbes’s husband, is also a managing member of the Sponsor. The information concerning Ms. Zumwalt-Forbes’s relationship with and economic interest in the Sponsor set forth under “Principal Shareholders” and “Certain Relationships and Related Party Transactions” in the Company’s prospectus dated January 29, 2026, filed with the SEC on February 2, 2026, is incorporated herein by reference. The information concerning transactions between the Company and the Sponsor set forth in Note 6, “Related Party Transactions,” to the Company’s unaudited condensed financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the U.S. SEC on August 12, 2026, is also incorporated herein by reference.

As of the date of this Current Report, no new or modified compensatory arrangement has been entered into between the Company and Ms. Zumwalt-Forbes in connection with her appointment.

The board may take action to fill the vacancy on the board created by Mr. Silver’s departure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M EVO GLOBAL ACQUISITION CORP II

Date: September 11, 2026	By:	/s/ Ashley Zumwalt-Forbes
	Name:	Ashley Zumwalt-Forbes
	Title:	Chief Executive Officer

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